As Filed with the Securities and Exchange Commission on June 19, 2009
Registration No. 333-____________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RADNET, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3326724 (I.R.S. Employer Identification No.)

1510 Cotner Avenue Los Angeles, California (Address of Principal Executive Offices)	90025 (Zip Code)

2006 EQUITY INCENTIVE PLAN
(Full title of the plan)

Howard G. Berger, M.D.
President and Chief Executive Officer
RadNet, Inc.
1510 Cotner Avenue
Los Angeles, California, 90025
 (Name and Address of Agent For Service)

(310) 478-7808
(Telephone number, including area code, of agent for service)

Copy to:
Linda Giunta Michaelson, Esq.
Sheppard, Mullin, Richter & Hampton LLP
1901 Avenue of the Stars, Suite 1600
Los Angeles, California  90067

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.0001 per share	4,000,000 shares	$2.445	$$9,780,000	(2)	$545.72

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall cover any additional securities that may from time to time be offered or issued under the adjustment provisions of the employee benefit plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Market on June 17, 2009.

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REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement is filed by RadNet, Inc. (the “registrant”) pursuant to General Instruction E of Form S-8 in connection with the registrant’s 2006 Equity Incentive Plan (the “2006 Plan”) and relates to (i) the registrant’s earlier registration statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on June 11, 2007 (File No. 333-143652) (registering 1,000,000 shares under the 2006 Plan), (ii) the registrant’s earlier registration statement on Form S-8 filed with the SEC on August 27, 2008 (File No. 333-153228) (registering 1,500,000 shares under the 2006 Plan), and (iii) post-effective amendments to each of the foregoing registration statements on Form S-8 filed with the SEC on September 5, 2008.  The contents of the registrant’s earlier registration statements on Form S-8, as amended, in connection with the 2006 Plan are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

Amendment to Increase Authorized Shares

On June 5, 2009, the registrant’s stockholders approved an amendment to the 2006 Plan to increase the number of authorized shares of the registrant’s common stock, par value $0.0001 (“Common Stock”) under the 2006 Plan by 4,000,0000 shares, from 2,500,000 shares to 6,500,000 shares of Common Stock, subject to adjustments to reflect changes in the corporate capital structure of the registrant, including but not limited to stock splits, stock dividends or similar transactions.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the instructions to Form S-8, this Registration Statement omits the information specified in Part I of the registrant’s Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

The following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 16, 2009;

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 11, 2009;

(c)	Current Reports on Form 8-K filed on March 17, 2009, April 20, 2009, May 11, 2009, and June 16, 2009; and

(d)
The description of our common stock which is contained in the registration statement on Form 8-A filed with the SEC on February 13, 2007, as amended on February 14, 2007, and any amendment or report filed for the purpose of updating such description; including the description of the common stock of the registrant as a Delaware corporation under the heading “Significant Changes Resulting From The Reincorporation” in the registrant’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 17, 2008 and any amendment or report filed for the purpose of updating such description.

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In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

See Index to Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 19, 2009.

RADNET, INC.

By:	/s/ Howard G. Berger
Howard G. Berger, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Howard G. Berger, M.D. and Mark J. Stolper, jointly and severally, the undersigned’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities (including the undersigned’s capacity as a director and/or officer of RadNet, Inc.), to sign any or all amendments (including post-effective amendments) to this Registration Statement and any other registration statement for the same offering, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agent, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
Name	Title	Date

/s/ Howard G. Berger	President, Chief Executive Officer (Principal Executive Officer) and a Director	June 19, 2009
Howard G. Berger, M.D.

/s/ Mark D. Stolper	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 19, 2009
Mark D. Stolper

/s/ Marvin S. Cadwell	Director	June 19, 2009
Marvin S. Cadwell

Director
John V. Crues, III, M.D.

/s/ Norman R. Hames	Director	June 19, 2009
Norman R. Hames

/s/ David Swartz	Director	June 19, 2009
David L. Swartz

/s/ Lawrence L. Levitt	Director	June 19, 2009
Lawrence L. Levitt

/s/ Michael L. Sherman	Director	June 19, 2009
Michael L. Sherman, M.D.

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INDEX TO EXHIBITS

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description

5.1	Opinion of General Counsel
23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm
23.2	Consent of Moss Adams LLP, an Independent Registered Public Accounting Firm
23.3	Consent of General Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (see signature page)